UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 11, 2017, Generation Next Franchise Brands, Inc. (the “Company”), in continuation of the offering reported in the Periodic Report on Form 10-Q filed with the Securities Exchange Commission on May 22, 2017, sold additional securities under separate subscription agreements (each, a “Purchase Agreement”) by and between the Company and the investors (each a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company issued and sold to the Purchasers 8,487,400 shares of the Company’s common stock (the “Common Stock”) for an aggregate purchase price of $4,243,700 (the “Private Placement”). No placement agent or broker dealer was used or participated in any offering or sale of the Common Stock. The proceeds of the Private Placement will be used to pay the Company’s manufacturer and for other general corporate purposes.

Pursuant to the Private Placement, the Company sold the Common Stock to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Purchasers represented that it was acquiring the Common Stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Common Stock has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: September 11, 2017	By:	/s/ Arthur Budman
Arthur Budman
Chief Executive Officer and Chief Financial Officer

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